UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.
Renewal of CEO Employment Agreement
On March 2, 2017, in accordance with Section 2 of the Employment Agreement dated December 3, 2014 (the “Agreement”) between Timothy L. Buzby and the Federal Agricultural Mortgage Corporation (“Farmer Mac”), the Board of Directors (the “Board”) of Farmer Mac renewed the term of the Agreement for Mr. Buzby to continue to serve as Farmer Mac’s President and Chief Executive Officer for an additional one-year period ending on April 7, 2018, upon the terms currently in effect.
Under the Agreement, Mr. Buzby receives an annual base salary and annual cash incentive compensation based on a target amount of his annual base salary, each of which may be modified in the sole discretion of the Board or the Compensation Committee of the Board. As previously disclosed on a Current Report on Form 8-K filed on January 13, 2017, the Compensation Committee of the Board approved an increase in Mr. Buzby’s base salary from $700,000 per year to $715,000 per year, effective January 1, 2017. Mr. Buzby’s annual cash incentive compensation continues to be based on a target amount of 80% of Mr. Buzby’s annual base salary, as set forth in the Agreement. The Agreement also provides for Mr. Buzby to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board and the Compensation Committee of the Board in their sole discretion. Mr. Buzby is eligible for all employee benefits regularly provided to senior executives of Farmer Mac and certain other benefits.
Mr. Buzby’s employment will terminate upon his death or disability and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Agreement), or by Mr. Buzby voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Agreement.
If Mr. Buzby’s employment is terminated (i) by Farmer Mac other than for “cause” (as defined in the Agreement) or (ii) by Mr. Buzby in connection with an uncured material breach by Farmer Mac, Farmer Mac will pay to Mr. Buzby all base salary, incentive compensation, expense and reimbursements, vacation pay, and similar amounts accrued and unpaid as of the date of termination. Mr. Buzby would also be entitled to certain severance benefits, subject to Mr. Buzby’s execution of a separation agreement upon specified terms.
If Mr. Buzby is terminated for “cause” or if Mr. Buzby voluntarily resigns other than in connection with an uncured material breach by Farmer Mac, Farmer Mac will pay such unpaid compensation as has accrued up to the date of termination, excluding accrued incentive compensation. If Mr. Buzby’s employment is terminated due to death or other incapacity or disability, Farmer Mac will, subject to Mr. Buzby’s (or his estate’s) execution of a separation agreement upon specified terms, continue to pay Mr. Buzby (or his estate), for the shorter of (i) twelve (12) months or (ii) the period ending when Mr. Buzby ceases to receive or be eligible for disability insurance payments, the difference between Mr. Buzby’s current base salary and the amount of disability insurance payments received by Mr. Buzby under insurance policies provided by Farmer Mac in accordance with the Agreement.
The Agreement contains customary non-competition and non-solicitation provisions in favor of Farmer Mac and also provides that it may be renewed following the expiration of the prior term for successive one-year periods upon a vote of the Board.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement (except as it relates to Mr. Buzby’s current base salary), which was included as Exhibit 10.1 to the Current Report on Form 8-K previously filed on December 8, 2014 and is incorporated by reference in this report.

Adoption of Nonqualified Deferred Compensation Plan

On March 2, 2017, the Board adopted the Nonqualified Deferred Compensation Plan of Federal Agricultural Mortgage Corporation (the “Plan”), effective as of May 1, 2017. The Plan is a nonqualified deferred compensation plan designed to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee of the Board has designated Farmer Mac’s four current executive officers – Timothy L. Buzby, John C. Covington, R. Dale Lynch, and Stephen P. Mullery – as the initial participants in the Plan.

The purpose of the Plan is to:

•
restore retirement contributions by Farmer Mac on behalf of each of its four executive officers to the level those individuals would have otherwise been eligible to receive in employer contributions under Farmer Mac’s 401(k) retirement plan in the absence of the limits imposed by Section 401(a)(17) of the Code on the amount of annual compensation that can be taken into account in determining employer contributions under a qualified retirement plan; and

•
permit each of Farmer Mac’s executive officers to elect to defer a portion of that compensation without reference to the limitations in Farmer Mac’s 401(k) plan or those imposed by Section 415(c)(1)(A) of the Code for qualified defined contribution retirement plans.

Under the Plan, Farmer Mac will credit the account of each executive officer each year with an amount equal to 18.9% of the difference between (i) the annual compensation limit under 401(a)(17) of the Code, which is $270,000 for 2017 and (ii) a participant’s annual base salary, which for purposes of calculating employer credits under the Plan is capped at $700,000 for Farmer Mac’s Chief Executive Officer and $500,000 for all other participants. This fixed contribution percentage is the same formula used for determining employer contributions to Farmer Mac’s 401(k) plan based on an employee’s annual base salary that is above the applicable Social Security wage base for that year.

In addition to employer credits to the accounts of the executive officers and subject to applicable tax laws, participants in the Plan may elect to defer up to 80% of their base salary and up to 80% of any short-term incentive cash bonus scheduled to be received in any one year. A participant may elect to defer compensation until a fixed and determinable date that must be at least two years after the first day of the year in which the deferral election became effective.

A participant will be fully vested in non-elective employer credits upon the earliest to occur of: (i) death, (ii) disability, or (iii) three (3) years following the effective date of participation in the Plan. A participant will be immediately fully vested in all amounts credited attributable to elective deferrals of compensation.

The earliest to occur of the following events will trigger the distribution of all amounts credited to a participant’s account, including both non-elective employer credits and elective deferrals: (i) death, (ii) disability, and (iii) the later to occur of the participant’s separation from service (as defined in Section 409A of the Code) or attaining the age of 65. A participant may elect to receive these payments in a single lump sum cash payment or in annual installments for a period of up to ten (10) years, although account balances will become payable immediately in a single lump sum cash payment upon a participant’s death or disability. A participant also has the ability to request a distribution in the event of an unforeseen emergency (as defined in Section 409A of the Code).

Account balances under the Plan earn or lose value based on the investment performance of one or more of the investment funds offered under the Plan and selected by the participants. The investment funds offered under the Plan will be similar to the investment options offered under Farmer Mac’s 401(k) retirement plan available to all employees. All amounts credited to a participant’s account under the Plan will represent Farmer Mac’s contractual obligation to pay future benefits and will not be secured by any segregated assets, thereby putting Plan participants in a similar position to the unsecured general creditors of Farmer Mac.

The foregoing description of the Plan is qualified in its entirety by the full text of the Plan, which will be filed as an Exhibit to Farmer Mac’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    March 6, 2017